Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance, ULC of our report dated April 22, 2005 relating to the financial statements of the Resins, Inks and Monomers Business of Eastman Chemical Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 29, 2006